Exhibit 99.4
PROXY FOR THE SPECIAL MEETING OF PUBLIC WARRANTHOLDERS OF Hicks Acquisition Company I, Inc. This Proxy Is Solicited On Behalf Of The Board Of Directors The undersigned hereby appoints Joseph B. Armes and Robert M. Swartz (together, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote at the Special Meeting of Public Warrantholders of Hicks Acquisition Company I, Inc. (the “Company”) to be held on September 22, 2009 at 10:00 a.m. Central Daylight Savings Time and at any adjournments and postponements thereof. Such warrants shall be voted as indicated with respect to the proposal(s) listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof. The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting. THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side.) Ù Detach here from proxy voting card. Ù

HICKS ACQUISITION COMPANY I, INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. 1. Vote on Amendment to Warrant Agreement            For            Against            Abstain Approval of an amendment to the warrant agreement (“Warrant ☐ ☐ ☐ Amendment”) that governs all of the warrants of the Company in connection with the consummation of the transactions contemplated by the Purchase and IPO Reorganization Agreement, dated as of August 2, 2009, by and among the Company, Resolute Energy Corporation, Resolute Subsidiary Corporation, Resolute Aneth, LLC, Resolute Holdings, LLC, Resolute Holdings Sub, LLC, and HH-HACI, L.P., and the transactions contemplated thereby. The Warrant Amendment would allow each Company warrantholder to elect to receive for each outstanding Company warrant that was issued in the Company’s initial public offering, either (i) the right to receive $0.55 in cash (the “Cash Amount”), or (ii) a new warrant exercisable for one share of Resolute Energy Corporation’s common stock (a “Company Warrant”), subject to adjustment and proration as described in the enclosed proxy statement/prospectus.
Warrant Election Warrant Election Only if you voted “FOR” Proposal No. 1 may you select to receive a Company Warrant in exchange for each of your warrants by marking the “Warrant Election” box. If you vote “FOR” Proposal No. 1 and do not mark the “Warrant Election” box or if you vote “AGAINST” or if you “ABSTAIN” you will receive the Cash Amount. ☐ 2. Vote on Adjournment of Special Meeting of Public Warrantholders For Against Abstain Approval of an adjournment of the special meeting of Company warrantholders, if necessary, to permit further solicitation and a vote of proxies in favor of the Warrant Amendment. ☐ ☐ ☐ The warrants represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned warrantholder(s). If no direction is made, this proxy will be voted FOR proposals 1 and 2. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in his/her discretion. IMPORTANT — PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. Signature ___Signature, if held jointly ___Dated ___ When warrants are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Proxy — Hicks Acquisition Company I, Inc. You are cordially invited to attend the Special Meeting of Warrantholders To be held on September 22, 2009, at 10:00 a.m. Central Daylight Savings Time, at 1700 Pacific Avenue, 39th Floor, Dallas, Texas, 75201